UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2008

ALLIS-CHALMERS ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware	001-02199	39-0126090
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5075 Westheimer Suite 890 Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 369-0550

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Item 1.02.  Termination of a Material Definitive Agreement.

On August 8, 2008, Allis-Chalmers Energy Inc. (“Allis-Chalmers”) and Bronco Drilling Company, Inc. (“Bronco”) entered into a Mutual Termination and Release Agreement (“Mutual Release”) to terminate the Agreement and Plan of Merger dated January 23, 2008 by and among Allis-Chalmers, Bronco and Elway Merger Sub, Inc., as amended by the First Amendment to the Agreement and Plan of Merger, dated June 1, 2008 (the “Merger Agreement”), as it was determined that it was unlikely that the Merger Agreement would be adopted by the requisite vote of stockholders of Bronco. Pursuant to the Mutual Release, Bronco agreed to pay Allis-Chalmers $4.5 million. In addition, Allis-Chalmers and Bronco have agreed to a full and final release of all claims related to the Merger Agreement and the transactions contemplated thereby.

The foregoing description of the Mutual Release does not purport to be complete and is qualified in its entirety by reference to the Mutual Release, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

Item 7.01. Regulation FD Disclosure.

On August 8, 2008, Allis-Chalmers and Bronco issued a joint press release announcing the termination of the Merger Agreement pursuant to the Mutual Release. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	Mutual Termination and Release Agreement, dated August 8, 2008, by and among Allis-Chalmers Energy Inc., Bronco Drilling Company, Inc. and Elway Merger Sub LLC.
99.1	Joint press release dated August 8, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIS-CHALMERS ENERGY INC.

Date: August 8, 2008	By:	/s/ Victor M. Perez

Name: Victor M. Perez Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Mutual Termination and Release Agreement, dated August 8, 2008, by and among Allis-Chalmers Energy Inc., Bronco Drilling Company, Inc. and Elway Merger Sub LLC.
99.1	Joint press release dated August 8, 2008.